Exhibit 99.1

NEWS RELEASE

Geokinetics to Present at EnerCom’s The Oil & Gas Conference® 17

HOUSTON, TEXAS — August 10, 2012 — Geokinetics Inc. (NYSE MKT: GOK) today announced that Richard F. Miles, Chief Executive Officer, will present at the EnerCom’s The Oil & Gas Conference® 17 in Denver, Colorado on Wednesday, August 15, 2012 at 8:50 a.m. MST (10:50 a.m. EST, 9:50 a.m. CST, 7:50 a.m. PST).

The slide presentation and a link to the live audio webcast will be available on the Company’s website at http://www.geokinetics.com on Wednesday, August 15, 2012.

About Geokinetics Inc.

Geokinetics Inc. is a leading provider of seismic data acquisition, seismic data processing services and multi-client seismic data to the oil and gas industry worldwide. Headquartered in Houston, Texas, Geokinetics is the largest Western contractor acquiring seismic data onshore and in transition zones in oil and gas basins around the world. Geokinetics has the crews, experience and capacity to provide cost-effective world class data to its international and North American clients. For more information on Geokinetics, visit www.geokinetics.com.

Contact:

Richard F. Miles

Chief Executive Officer

Geokinetics

(713) 850-7600